Exhibit 99.1

REDWOOD TRUST AND CPP INVESTMENTS ANNOUNCE $750 MILLION STRATEGIC CAPITAL PARTNERSHIP

Creates Long-Term Alignment Between Two Leading Investment Managers

Provides Accretive Financing Capacity to Support Growth of Redwood’s Market-Leading Operating Platforms

MILL VALLEY, CA/Toronto, Canada (March 19, 2024) –– Redwood Trust, Inc. (NYSE: RWT; “Redwood” or the “Company”), a leader in expanding access to housing for homebuyers and renters, and Canada Pension Plan Investment Board (“CPP Investments”), through subsidiaries of CPPIB Credit Investments Inc., today announced a $750 million strategic capital partnership.

The partnership consists of a newly formed $500 million Asset Joint Venture and a $250 million corporate secured financing facility that CPP Investments is providing to Redwood.

The Joint Venture will initially invest across the broad suite of Redwood’s residential investor bridge and term loans, targeting more than $4 billion in total acquisitions. Redwood and its subsidiaries will administer the assets on behalf of the Joint Venture. Together, CPP Investments and Redwood will contribute up to $500 million of equity to the Joint Venture, with an anticipated split of 80% from CPP Investments and 20% from Redwood. Redwood will earn ongoing fees to oversee the administration of the Joint Venture and is entitled to earn additional performance fees upon realization of specified return hurdles.

The secured corporate financing will have total capacity of up to $250 million and carry a two-year term, with a one-year extension option. The facility is structured with revolving capacity to support the continued growth and scale of Redwood’s mortgage banking platforms.

To further promote long-term strategic alignment, CPP Investments will also receive warrants to acquire Redwood common stock in an initial amount of approximately $15 million with the option to acquire up to an additional $36 million if certain joint venture deployment targets are achieved1. The warrants are struck at a 25% premium to the trailing 30-day average stock price and have anti-dilution mechanics including a mandatory conversion feature.

“We are thrilled to announce this strategic partnership with CPP Investments, whose experienced team sees the power of Redwood’s franchise and the financial assets we procure,” said Christopher Abate, Chief Executive Officer of Redwood. “Last year, we unveiled a key initiative to evolve our investment approach, deploying capital side-by-side with strategic investing partners and driving organic scale within our operating platforms. Today’s announcement is a critical step forward in that evolution, one which we believe supports the unprecedented growth opportunities in front of us to scale our mortgage banking businesses and generates attractive earnings streams for our shareholders.”

1 Represents the aggregate exercise price of the warrants.

“This investment partnership with Redwood provides an attractive opportunity to deploy capital at scale into residential mortgage assets alongside a well-established leader in the U.S. mortgage credit sector with a 30-year proven track record,” said David Colla, Managing Director, Head of Capital Solutions, CPP Investments. “We have confidence in Redwood’s long-term growth strategy and the strength of their origination franchise. This transaction expresses our positive thesis on U.S. housing and other asset-backed credit opportunities.”

For additional information on this announcement, please see the Current Report on Form 8-K filed by Redwood with the SEC concurrently with the publication of this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the opportunity to scale Redwood’s mortgage banking business and generate attractive earnings streams, as well as statements related to total equity commitment to the joint venture, the targeted amount of total loan acquisition volume by the joint venture, and Redwood’s opportunity to earn administrative fees and performance fees upon realization of specified return hurdles in connection with the joint venture. Forward-looking statements involve numerous risks and uncertainties. Redwood's actual results may differ from Redwood's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2023 under the caption “Risk Factors”. Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Redwood

Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit. Our operating platforms occupy a unique position in the housing finance value chain, providing liquidity to growing segments of the U.S. housing market not well served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms; whole-loan distribution activities; and our publicly traded shares. Our aggregation, origination and investment activities have evolved to incorporate a diverse mix of residential, business purpose and multifamily assets. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. We operate our business in three segments: Residential Mortgage Banking, Business Purpose Mortgage Banking and Investment Portfolio. Additionally, through RWT Horizons™, our venture investing initiative, we invest in early-stage companies strategically aligned with our business across the lending, real estate, and financial technology sectors to drive innovations across our residential and business-purpose lending platforms. Since going public in 1994, we have managed our business through several cycles, built a track record of innovation, and established a best-in-class reputation for service and a common-sense approach to credit investing. Redwood Trust is internally managed and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com or connect with us on LinkedIn.

About CPP Investments

Canada Pension Plan Investment Board (CPP Investments™) is a professional investment management organization that manages the Fund in the best interest of the more than 22 million contributors and beneficiaries of the Canada Pension Plan. In order to build diversified portfolios of assets, investments are made around the world in public equities, private equities, real estate, infrastructure and fixed income. Headquartered in Toronto, with offices in Hong Kong, London, Luxembourg, Mumbai, New York City, San Francisco, São Paulo and Sydney, CPP Investments is governed and managed independently of the Canada Pension Plan and at arm’s length from governments. At December 31, 2023, the Fund totalled C$590.8 billion (US$448.1 billion). For more information, please visit www.cppinvestments.com or follow us on LinkedIn, Instagram or on X @CPPInvestments.

CONTACTS:

Redwood

Kaitlyn Mauritz

Managing Director, Head of Investor Relations

Phone: 866-269-4976

Email: investorrelations@redwoodtrust.com

CPP Investments

Asher Levine

Managing Director, Public Affairs & Communications

Phone: 929-208-7939

Email: alevine@cppib.com